UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 4)
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The Exploration Company of Delaware, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE EXPLORATION COMPANY OF DELAWARE, INC.
500 North Loop 1604 East, Suite 250
San Antonio, Texas 78232

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 12, 2006

TO OUR SHAREHOLDERS:

          The Annual Meeting of Shareholders of The Exploration Company of Delaware, Inc. (the "Company"), will be held at The Petroleum Club of San Antonio, 8620 North New Braunfels Avenue, San Antonio, Texas on Friday, May 12, 2006, at 10:00 A.M. San Antonio time, for the following purposes:

1.	To elect two Class A directors to serve for two-year terms expiring in 2008, and two Class B directors to serve for three-year terms expiring in 2009;

2.

To ratify the appointment of Akin, Doherty, Klein & Feuge, P.C., certified public accountants, as independent auditors of the Company and its subsidiaries for the calendar year ending December 31, 2006; and

3.	To transact any other business as properly may come before the meeting or any adjournment thereof.

          Only shareholders of record at the close of business on April 3, 2006 (the Record Date) are entitled to notice of and to vote at the meeting or any adjournment thereof. We hope you will be represented at the meeting whether or not you expect to be present in person. This year you again have three options in submitting your vote prior to the meeting date:

1.	Over the Internet, at the address shown on your proxy card. If you have access to the Internet, we encourage you to vote in this manner.

2.	By telephone through the Toll-Free number shown on your proxy card.

3.	By signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible.

          If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting depends on their voting processes. Please follow the directions on your proxy card carefully. Your vote is important, and the Board of Directors of the Company appreciates your cooperation in promptly returning proxies.

          With this mailing, we are also offering you the option to receive future proxy materials via the Internet. You can sign up by following the simple instructions contained on the proxy card in this mailing. Receiving future Annual Reports and Proxy Statements through the Internet will be simpler for you, will save your Company printing and mailing expenses and is friendlier to the environment. We hope you will take advantage of this option.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Roberto R. Thomae

Corporate Secretary and Vice President - Capital Markets

April 13, 2006

THE EXPLORATION COMPANY OF DELAWARE, INC.
500 North Loop 1604 East, Suite 250
San Antonio, Texas 78232

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 12, 2006

SOLICITATION AND REVOCABILITY OF PROXIES

          The enclosed proxy is solicited on behalf of the Board of Directors of The Exploration Company of Delaware, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") on May 12, 2006, at 10:00 A.M. San Antonio time to be held at The Petroleum Club of San Antonio, 8620 North New Braunfels Avenue, San Antonio, Texas, and at any adjournment thereof.

          The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy material to the beneficial owners. The Company has also engaged the firm of The Altman Group to assist in the distribution and solicitation of proxies in person or by use of telephone, facsimile, or other electronic means and estimates a cost of $6,000 for these services. Solicitations may further be made by officers, directors and regular employees of the Company, without additional compensation.

          Any shareholder giving a proxy for the Meeting has the power to revoke it at any time prior to its use at the meeting. You may do so by (a) signing another proxy with a later date and returning it to us prior to the meeting, (b) voting again by telephone or over the Internet prior to 12:01 A.M. EDT on May 12, 2005, or (c) voting again at the meeting. The approximate date on which this Proxy Statement and the accompanying form of the proxy are first sent or given to security holders is April 13, 2006. In addition to this Proxy Statement, the Company is pleased to enclose a copy of its 2005 Annual Report for the year ended December 31, 2005.

PURPOSE OF MEETING

          At the Meeting, action will be taken: (1) to elect two Class A directors to serve until 2008 or until their successors have been duly elected and qualified, and two Class B directors to hold office until 2009 or until their successors have been duly elected and qualified; (2) to ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. certified public accountants, as independent auditors of the Company and its subsidiaries for the calendar year ending December 31, 2006; and (3) to transact any other business that may properly come before the Meeting. The Board of Directors does not know of any other matter that is to come before the Meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

OUTSTANDING SHARES, QUORUM AND VOTING RIGHTS

          Only holders of record of Common Stock of the Company at the close of business on April 4, 2006, shall be entitled to notice of and to vote at the Meeting. As of the close of business on April 4, 2006, there were 32,862,230 shares of Common Stock outstanding and entitled to be voted. Each share outstanding entitles the holder thereof to one vote for each available position as director.

          One-half of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Meeting. However, if a quorum is not represented at the Meeting, the shareholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than by announcement at the Meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting.

          Each share of Common Stock may be voted to elect up to four individuals (the number of Class A and Class B directors to be elected) as directors of the Company. To be elected, each nominee must receive a plurality of all votes cast with respect to such position as director. It is intended that unless authorization to vote for one or more nominees for director is withheld, proxies will be voted for the election of all of the nominees named in this Proxy Statement.

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          Votes cast by proxy or in person will be counted by one or more persons appointed by the Company to act as inspectors (the "Election Inspectors") for the Meeting. The Election Inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and for determining the outcome of any matter submitted to the shareholders for a vote. Under Delaware law, in an election of directors, the candidate for each director's position having the highest number of votes cast in favor of his or her election is elected as director. As to the ratification of the Company's auditors, Delaware law provides that an action of shareholders is approved if it receives the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter. Thus abstention and broker non-votes generally would have no effect on any vote.

          Broker non-votes occur when a broker holding stock in street name votes the shares on some matters but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instruction from the beneficial owner of the stock but are not permitted to vote on non-routine matters. The missing votes on non-routine matters are deemed to be "broker non-votes." The Election Inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the Proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though their shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

PROPOSAL I -- ELECTION OF DIRECTORS

          Effective in May 2000, the Board of Directors expanded the number of seats on the Board of Directors to six members. In the May 2001 Shareholders Meeting, a proposal was passed to amend the Company's Certificate of Incorporation establishing a classified board of directors. The classified board provisions divided the Board into three classes of directors, Classes A, B and C. Each class of Directors ordinarily serves a three-year term in office, on a staggered basis. If any director resigns, dies or is otherwise unable to serve, the Board of Directors may fill the vacancy for the unexpired term. The Board of Directors may also fill newly created directorships resulting from any increase in the authorized number of directors. Effective in August 2003 the Board of Directors expanded the number of seats on the Board of Directors to seven members by the addition of a Class D (Series B Preferred) Director position, pursuant to the issuance of Redeemable Preferred Stock, Series B and certain covenants therein. The Class D Preferred Director position was terminated with the redemption of the Series B Preferred stock in September 2005. A vacancy in Class A occurred in October 2005 as a result of the resignation of Thomas H. Gose. In December 2005 the Board of Directors filled this vacancy and exercised its authority to increase the number of Class A Directors and fill the newly created Class A directorship. Messrs. Dennis B. Fitzpatrick and Jon Michael Muckleroy were elected at that time to fill these two Class A directorships with the understanding that they would stand for election at the next annual meeting of shareholders in accordance with the Company's Bylaws. Each of the current nominees for Class A Directors has consented to serve in such position, and if elected, will serve until the annual meeting of shareholders in 2008. Each of the current nominees for Class B Directors has consented to serve in such position, and if elected, will serve until the annual meeting of shareholders in 2009. The proxies named in the accompanying proxy have been designated by the Board of Directors and they intend to vote for the following nominees for election as Class A and Class B Directors, unless otherwise instructed in such proxy. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event any nominee shall become unavailable for election, the proxies named in the accompanying proxy intend to vote for the election of a substitute nominee of their selection.

          The following table sets forth for each Class A and Class B nominee for election as a Director and the continuing Class A and Class C Directors of the Company, his age, principal occupation, position with the Company and certain other information:

Age	Name and Principal Occupation	Dir. Since

NOMINEES FOR ELECTION:

62	Mr. Dennis B. Fitzpatrick - Class A	2005

Mr. Fitzpatrick was appointed to the Board of Directors in December 2005. He has served on the Audit, Compensation, and Governance and Nominating Committees since that time. Mr. Fitzpatrick has been the President and CEO of D.B. Fitzpatrick & Co. Inc., an investment management firm based in Boise, Idaho, since 1984. He is a chartered financial analyst and holds a doctorate in finance and a bachelor's degree in applied mathematics from the University of Colorado. Prior to organizing D.B. Fitzpatrick & Co., Inc., Mr. Fitzpatrick taught corporate finance and related courses at the University of Idaho, Boise State University and the University of Colorado.

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76	Mr. Jon Michael Muckleroy - Class A	2005

Mr. Muckleroy was appointed to the Board of Directors in December 2005. Since that time he has served on the Audit, Compensation, and Governance and Nominating Committees. He has managed a private oil and gas investment portfolio since retiring as Chairman and CEO of Enron Liquid Fuels in 1993. Mr. Muckleroy received a bachelor's degree in finance and marketing from Southern Methodist University. Subsequently, he received numerous decorations as a U.S. Naval officer and SEAL, while serving two tours in Korea. Over the 30 years between the conclusion of his naval service and joining Enron in 1985, Mr. Muckleroy was actively employed in executive positions in the energy industry with well-known companies such as Houston Natural Gas, Delhi-Taylor Oil, Saxon Oil and Florida Gas.

76	Mr. Stephen M. Gose, Jr.- Class B	1984

Mr. Gose has served as Chairman of the Board of Directors of the Company since July 1984. He has been a member of the Compensation Committee since June 1997, served as its Chairman through April 1998 and was renamed as Chairman in February 2004. Mr. Gose was a member of the Audit Committee from June 1997 through May 2001 and served as its Chairman from June 1997 through April 1998. He has been a member of the Governance and Nominating Committee since its inception in May 2001. Mr. Gose served as a Director of the Company's former subsidiary, ExproFuels, Inc. from 1994 through 1999. A geologist by training, Mr. Gose has been active for more than 47 years in exploration and development of oil and gas properties, in real estate development and in ranching through the operations of Retamco Operating, Inc., its predecessors and affiliates.

60	Mr. Alan L. Edgar- Class B	2000

Mr. Edgar has served as a Director of the Company since May 2000, as a member of the Compensation Committee of the Board of Directors since that time and as the committee's Chairman from May 2001 until February 2004. He served as a member of the Audit Committee from May 2000 through February 2004. Mr. Edgar has been a member of the Governance and Nominating Committee since its inception in May 2001. He has been involved in energy related investment banking and equity analysis for over 34 years. Since 1998, Mr. Edgar has served as President of Cochise Capital, Inc. a privately held Dallas, Texas based company specializing in exploration and production related mergers and acquisitions advisory and financing. Previous energy investment banking experience includes serving as Managing Director and Co-Head of the Energy Group of Donaldson, Lufkin & Jenrette Securities, Inc. (Credit Suisse First Boston), from 1990 to 1997, as Managing Director of the Energy Group of Prudential-Bache Capital Funding from 1987 to 1990 and as Corporate and Research Director of Schneider, Bernet & Hickman, Inc. (Thompson, McKinnon) from 1972 through 1986.

CONTINUING DIRECTORS:

76	Mr. Robert L. Foree, Jr. - Class A	1997

Mr. Foree has served as a Director since May 1997 and as a member of the Audit and Compensation Committees of the Board of Directors since June 1997. He has been a member of the Governance and Nominating Committee and served as its Chairman since its inception in May 2001. A geologist by training, he has been active for more than 47 years in the exploration and development of oil and gas properties. Since 1992, Mr. Foree has served as President of Foree Oil Company, a privately held Dallas, Texas, based independent oil and gas exploration and production company.

62	Mr. Michael J. Pint - Class C	1997

Mr. Pint has served as a Director since May 1997. He has been a member of the Audit Committee of the Board of Directors since June 1997 and served as its Chairman since April 1998. Mr. Pint also serves as the Audit Committee Financial Expert, as defined by the SEC. Mr. Pint has been a member of the Compensation Committee since June 1997 and served as its Chairman from April 1998 through May 2001. He has been a member of the Governance and Nominating Committee since its inception in May 2001. Mr. Pint has more than 37 years banking experience, serving in the bank regulatory arena as well as in the capacity of chairman, president and director of 40 different banks and bank holding companies throughout the country. Previous bank regulatory and management positions include a four-year term as Commissioner of Banks of Minnesota and Chairman of the Minnesota Commerce Commission from 1979 to 1983 and Senior Vice-President and Chief Financial Officer of the Federal Reserve Bank of Minneapolis, Minnesota through 1983.

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57	Mr. James E. Sigmon - Class C	1984

Mr. Sigmon has served as the Company's President and Chief Executive Officer since February 1985. He has been a Director of the Company since July 1984. He served as a Director of ExproFuels, Inc. through November 1998. As an engineer, Mr. Sigmon has been active for 32 years in the exploration and development of oil and gas properties. Prior to joining the Company, he served in the management of a private oil and gas exploration company active in drilling wells in South Texas.

None of the nominees for director or executive officers of the Company has a family relationship with any of the other nominees for director or executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ABOVE
NOMINEES FOR ELECTION AS CLASS A AND CLASS B DIRECTORS.

CORPORATE GOVERNANCE

          The Company has long believed that good corporate governance is important to assure that it is managed for the long-term benefit of its shareholders. The Board of Directors and Management are committed to good business practices, transparency in financial reporting and the highest level of corporate governance, integrity and ethics. During the past few years, the Board has been reviewing existing corporate governance policies and practices and comparing them to those suggested by various authorities in corporate governance and the practices of other public companies. It has reviewed the provisions of the Sarbanes-Oxley Act of 2002 ("SOX"), the rules of the Securities and Exchange Commission and the listing standards and rules of the Nasdaq Stock Market, and continues to monitor new developments in these areas.

          The Board of Directors has reaffirmed existing policies and voluntarily adopted new policies consistent with many of the new rules and listing standards in advance of their effective dates. In particular, the Company has:

-	A majority of independent directors
-	Continued its longstanding practice of frequent regular board meetings, typically holding 11 to 12 per year
-	An audit committee consisting solely of independent directors
-	An audit committee chair qualifying as an "Audit Committee Financial Expert" under the SEC rules
-	A formal audit committee charter revised subsequent to its original filing in April 2001
-	Exclusively empowered the audit committee to engage independent auditors and pre-approve non-audit services and to engage other outside advisors
-	Provided routine access by audit committee to independent auditors, legal counsel and all management and employee levels
-	Adopted a formal governance and nominating committee charter
-	Established regular practice of executive sessions comprised exclusively of independent directors
-	Adopted a formal Code of Ethical Conduct for Senior Officers and Financial Managers pursuant to Regulation S-K
-	Adopted a formal Code of Conduct applicable to all employees pursuant to new Nasdaq rules
-	Adopted a formal whistleblower protection policy
-	Adopted a formal complaint handling policy and toll free hotline regarding accounting practices
-	Expanded disclosures regarding critical accounting policies
-	Engaged outside consultants to assist management in the review, evaluation and documentation of the Company's significant internal controls pursuant to Section 404 requirements
-	Completed the internal controls review and voluntarily implemented systems control improvements
-

In compliance with SOX Section 404, the Company's management and independent auditors have attested to, and certified its internal controls as effective in conjunction with the filing of the Company's Annual Report on Form 10-Ks filed March 16, 2005 and March 16, 2006.

-	Engaged counsel to review and confirm the independence of qualifying directors
-	No history of personal loans to executive officers and directors

          More information about the Company's Corporate Governance practices and procedures is available on the Company's website at www.txco.com, as well as links to its committee charters, policies and code of conduct,.

SHAREHOLDER COMMUNICATION WITH BOARD OF DIRECTORS

          The Board of Directors has established a process for securities holders to send communications, other than sales-related communications, to one or more of its members. Any such communications should be sent by letter addressed to the member or members of the Board to whom it is directed, care of the Corporate Secretary, The Exploration Company, 500 North Loop 1604 East, Suite 250, San Antonio, Texas 78232. All such communications will be forwarded to the Board member or members specified.

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MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

          The Board of Directors of the Company held a total of 18 meetings during the calendar year ended December 31, 2005, and committees of the Board held meetings as follows: Audit Committee (nine times), Compensation Committee (nine times), Governance and Nominating Committee (10 times). 83% of the regular meetings of the Board and Board committees had full attendance during 2005, with overall attendance averaging 98% during the calendar year.

          The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The Audit and Compensation Committees were established in May 1997. Members of the Audit Committee are all independent directors, according to Nasdaq definitions, and the Compensation Committee has a majority of independent directors. The functions of the Audit Committee, which is chaired by Michael J. Pint and includes Robert L. Foree, Jr., Stephen M. Gose, Jr., Dennis B. Fitzpatrick and J. Michael Muckleroy as members, are to engage the Company's independent accountants and to review with management and the independent accountants the Company's internal controls, financial statements, basic accounting and financial policies and practices, audit scope and competency of accounting personnel.

          The functions of the Compensation Committee, chaired by Stephen M. Gose, Jr., with Robert L. Foree, Jr., Michael J. Pint, Dennis B. Fitzpatrick and J. Michael Muckleroy as members, are to review and approve the compensation, stock options and employment benefits of all officers of the Company, to administer the Company's stock compensation plans, to fix the terms of other employee benefit arrangements and to make awards under such arrangements. None of the individuals serving on the Compensation Committee was an officer or employee of the Company during 2004, and all were independent directors, within the meaning of the Securities Exchange Act of 1934 (the '34 Act) and its regulations. There were no interlocks within the meaning of the '34 Act.

          The Board established a Governance and Nominating Committee in May 2001. The committee is chaired by Robert L. Foree, Jr., and includes Stephen M. Gose, Jr., Michael J. Pint, Dennis B. Fitzpatrick and J. Michael Muckleroy. All were independent directors within the meaning of the '34 Act. The function of the Governance and Nominating Committee is to evaluate the performance of incumbent directors and to make recommendations to the board and shareholders concerning director nominees. The committee has adopted a formal Governance and Nominating Committee charter defining its purpose, membership requirements, authority and responsibility A copy of the charter is also available on the Company's website at www.txco.com. The committee will consider timely shareholder nominations for directors. Any such nomination, together with a written statement of the nominee's qualifications and consent to be considered as a nominee and to serve if elected, should be mailed to the Secretary of the Company no later than December 31, 2006, to be included in the proxy statement in connection with next year's Annual Meeting of Shareholders. The nomination should set forth as to each nominee whom the shareholder proposes to nominate for election or re-election as director the following:

a.	the name, age, business and residence addresses of the nominee;
b.	the principal occupation or employment of the nominee;
c.	the number of shares of common stock beneficially owned by the nominee; and
d.	any other information concerning the nominee that would be required to appear in a proxy statement for the election of such nominee under the rules of the SEC.

     Mr. Edgar received payments in early 2004 related to investment advisory services in connection with a contract in place prior to his election to the Board. In September of 2004 the Board voted to extend the expiration date of certain warrants held by Mr. Edgar for an additional year. Compensation expense was recognized on the Company's income statement related to this extension. The Board has determined that these matters were not material and do not affect Mr. Edgar's judgment in carrying out his duties on the Compensation, and Governance and Nominating committees. The Board members believe that in light of Mr. Edgar's substantial industry experience, coupled with his prior service to the Company, it was in the best interest of the Company and its shareholders for Mr. Edgar to continue to serve on these committees. In accordance with Nasdaq rules he was replaced on these committees in October 2005.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee of the Board of Directors has furnished the following report:  The Company's Board of Directors adopted an updated charter for the Audit Committee, a copy of which was filed as an exhibit to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2004. The Audit Committee charter sets out the responsibilities, authority and specific duties of the Audit Committee, including the pre-approval of non-audit services by the company auditor. The Board has determined that each current member of this Committee is "independent" as defined in Rule 4200 (a) (15) of the NASD listing standards. The Board has determined that its Audit Committee Chairman, Mr. Michael J. Pint, qualifies as a Financial Expert under the applicable rules and has designated that he serve in that capacity for the Committee.

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          As noted in the Audit Committee's charter, the Company's management is responsible for preparing the Company's financial statements. The Company's independent auditors are responsible for auditing the financial statements. The activities of the committee are in no way designed to supersede or alter those traditional responsibilities. The Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Committee's role provides for the exclusive review and pre-approval of non-audit service by the independent auditors. To that end, the Committee has adopted specific procedures to assure compliance with applicable SEC rules and provisions, including: the requirement of periodic reports as to year to date fees and ongoing status of engagements; specific identification of prohibited services, specific advance notification, proposed project description, fee and time estimate and specific approval authorization procedures. The Committee Chair has the authority to pre-approve any non-audit services, subject to review by the full committee at its next regularly scheduled meeting.

           In connection with these responsibilities, the Audit Committee met with management and the independent auditor to review and discuss the December 31, 2005 financial statements and matters related to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also discussed with the independent auditor the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee also engaged outside consultants to assist management in the review, evaluation and documentation of the Company's significant internal controls pursuant to Section 404 requirements. Based upon the Audit Committee's (i) review and discussions with management, Grant Thornton, LLP and the independent auditor, and (ii) review of the representations of management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.

          The Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered the compatibility of non-audit services with the auditors' independence, and has discussed with the auditors the auditor's independence. Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for 2005 for filing with the SEC. This report has been submitted by the members of The Exploration Company Audit Committee for 2005:

Michael J. Pint, Robert L. Foree, Jr., Stephen M. Gose, Jr., Dennis B. Fitzpatrick, J. Michael Muckleroy

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the '34 Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

Auditor Independence

          The Audit Committee has chosen the firm of Akin, Doherty, Klein & Feuge, P.C. ("Akin Doherty") as independent auditors for the Company. Representatives of Akin Doherty are expected to be present, and be available to respond to appropriate questions, at the annual meeting. They have the opportunity to make a statement if they desire to do so; they have indicated that, as of this date, they do not.

Audit Fees: Akin Doherty's fees were $83,400 and $90,600 during 2005 and 2004 respectively, for its independent audit of our annual financial statements, and review of the financial statements contained in our quarterly reports on Form 10-Q. In addition, the services included the audit of the Company's internal controls.

Audit-Related Fees: Fees paid to Akin Doherty were $22,310 and $14,515 for 2005 and 2004, respectively, for its review of information related to stock offerings, registration statements and new accounting pronouncements.

Tax Fees: Fees paid to Akin Doherty were $28,615 and $15,410 for 2005 and 2004, respectively, for its professional services related to federal and state tax compliance, tax advice and tax planning.

All Other Fees: Fees paid to Akin Doherty were $37,654 for 2005, for its professional services related to research and due diligence on proposed transactions, and other items. There were no fees for this type of service during 2004.

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COMPENSATION OF DIRECTORS

          Members of the Board of Directors who serve as Executive Officers of the Company are not compensated for any services provided as a Director. Non-employee Directors of the Company receive an annual retainer fee of $20,000 per year upon election to the Board. Additionally, the non-employee Directors are paid a fee of $1,000 plus reimbursement of related travel expenses for each Board meeting attended. The chairman of the Audit Committee and the chairman of the Compensation Committee receive an additional $10,000 per year. From 1997 until 2005, upon assuming Director status, new non-employee Directors were awarded options ("Directors Options") for the purchase of 75,000 shares of Company common stock at 110% of the stock's market value on the date of grant, with such options having a term of 10 years and vesting in equal amounts over their first three years of service.

          In October 2005 the Board of Directors voted to replace Director Options for new non-employee Directors with the grant to each such Director of 40,000 restricted shares of Company common stock, vesting in equal proportions over the first three years of service. Additionally, the Board of Directors voted in October 2005 to grant to each then current Director 10,000 restricted shares of Company common stock, vesting one year from the date of issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following tables set forth the beneficial ownership of the Company's Common Stock, as of March 31, 2006, for certain beneficial owners and management. Each of the persons or entities listed has sole voting power and sole investment power with respect to the shares listed opposite his or its name.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following table sets forth information concerning all persons known to the Company to beneficially own five percent (5%) or more of its common stock as of March 31, 2006, including information filed pursuant to Rule 13d filings made available to the Company during the year.

	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent Owned

	Wellington Management Co. LLP 75 State Street Boston, MA 02109-1809	3,892,000		13.03%

	Stephen M. Gose, Jr. HCR Box 1010 Hwy 212 Roberts, Montana 59070	(1)	1,552,877	5.19%

(1)	Please see related footnotes in the Security Ownership of Directors and Executive Officers table that follows.

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SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth the number of shares of common stock beneficially owned as of March 31, 2006, by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Information provided is based on Forms 3, 4, 5, stock records of the Company and the Company's transfer agent.

	Name		Number of Shares Beneficially Owned	Percent Owned (1)

	Stephen M. Gose, Jr.	(2)	1,552,877	5.19%
	James E. Sigmon	(3)	704,479	2.31%
	Michael Pint	(4)	285,000	0.96%
	Alan L. Edgar	(5)	281,433	0.94%
	Dennis B. Fitzpatrick	(6)	128,750	0.43%
	Robert L. Foree, Jr.	(7)	109,100	0.37%
	J. Michael Muckleroy	(8)	80,000	0.27%
	James J. Bookout	(9)	67,500	0.23%
	P. Mark Stark	(9)	67,500	0.23%
	Roberto R. Thomae	(9)	155,000	0.52%
	M. Frank Russell	(9)	31,000	0.10%
	Richard A. Sartor	(9)	46,000	0.15%
	All Directors and Executive Officers as a group		3,508,639	11.37%

(1)	Except as otherwise noted, the Company believes that each named individual has sole voting and investment power over the shares beneficially owned.
(2)

The number of shares beneficially owned by Mr. Stephen M. Gose, Jr. include his 100% interest, shared equally with his spouse, in 1,467,877 shares owned by Retamco Operating, Inc., 10,000 shares owned directly and 75,000 shares of the Company's Common Stock reserved for issuance through options issued under the Company's 1995 Flexible Incentive Plan.

(3)

The number of shares beneficially owned by Mr. Sigmon includes 90,079 shares owned directly, 14,400 shares owned indirectly and 600,000 shares of the Company's Common Stock reserved for issuance through options issued under the Company's 1995 Flexible Incentive Plan.

(4)	The number of shares beneficially owned by Mr. Pint includes 285,000 of directly owned shares.
(5)

The number of shares beneficially owned by Mr. Edgar includes: 206,433 shares owned directly; and 75,000 shares reserved for issuance under non-qualified options issued to non-employee directors of the Company exercisable at March 31, 2006.

(6)	The number of shares beneficially owned by Mr. Fitzpatrick includes 56,124 of directly owned shares and 72,626 shares owned indirectly.
(7)	The number of shares beneficially owned by Mr. Foree includes 104,600 directly owned shares and 4,500 shares owned indirectly.
(8)	The number of shares beneficially owned by Mr. Muckleroy includes 70,000 directly owned shares and 10,000 shares owned indirectly.
(9)

The number of shares beneficially owned by Mr. Bookout, Mr. Stark, Mr. Thomae and Mr. Sartor represent shares of the Company's Common Stock reserved for issuance through options issued under the Company's 1995 Flexible Incentive Plan that are exercisable at March 31, 2006, combined with shares held directly of 30,000 each for Messrs. Bookout, Stark and Thomae, 31,000 for Mr. Russell, and 6,000 for Mr. Sartor.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

          Section 16(a) of the '34 Act requires that the Company's directors, executive officers, and persons who own more than ten percent (10%) of the Common Stock file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission ("SEC"). Officers, directors, and stockholders who own more than ten percent (10%) of the Common Stock are required by the SEC to furnish the Company with copies of all Section 16(a) reports they file. The company is required to report in this Proxy Statement any failure of its directors and officers and beneficial owners of more than ten percent (10%) of the Company's common stock to file by the relevant due date any of these reports during the Company's fiscal year. To the Company's knowledge, based on a review of such available reports, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors, and ten percent (10%) stockholders during 2004 were complied with.

8
EXECUTIVE OFFICERS

          The Executive Officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board at its first meeting following the Annual Meeting of Shareholders. The following table sets forth the names and ages of the Executive Officers of the Company and all positions held with the Company.

	Name	Age	Title

	James E. Sigmon (1)	57	President and Chief Executive Officer Director

	James J. Bookout (2)	44	Chief Operating Officer Vice-President

	P. Mark Stark (3)	51	Chief Financial Officer Vice-President - Finance

	Roberto R. Thomae (4)	55	Corporate Secretary Vice-President - Capital Markets

	M. Frank Russell (5)	57	Vice-President and General Counsel

	Richard A. Sartor (6)	53	Controller

(1)

Mr. Sigmon has served as the Company's President since February 1985. He has been a Director of the Company since July 1984. He served as a Director of ExproFuels, Inc. through November 1998. Mr. Sigmon has been active for 32 years in the exploration and development of oil and gas properties. Prior to joining the Company, Mr. Sigmon served in the management of a private oil and gas exploration company active in drilling oil and gas wells in South Texas. Mr. Sigmon received his Bachelor of Science degree in electrical engineering from the University of Texas at Arlington in 1971.

(2)

Mr. Bookout has served as Vice President and Chief Operating Officer of the Company since June 2003. He now directs all of the Company's exploration, drilling and production functions. He has over 20 years' experience in exploration and production operations, serving in operations positions with such firms as Pioneer Natural Resources USA Inc. (NYSE: PXD), Abraxas Petroleum Corp. (AMEX:ABP) as Senior Operations Engineer from 1997 until moving to Network International as Engineering/Marketing Manager in 1999, and Venus Exploration Inc. (OTC:VENX.PK) as Operations Manager from 2001 until joining TXCO in 2002 as Operations Manager. He received a Bachelor of Science degree in petroleum engineering from Texas A&M University in 1984.

(3)

Mr. Stark joined TXCO in June 2003 as Vice President, Treasurer and Chief Financial Officer. He now oversees the Company's accounting, finance and treasury functions. Mr. Stark has more than 26 years of corporate financial experience with an emphasis in the natural resources and agribusiness industries. From 1995 through 1998, Mr. Stark served as Chief Financial Officer for Dawson Production Services Inc. (NYSE:DPS) an oil field service company. From 1998 through 2000 he served as the CFO for Alamo Water Refiners, Inc., a privately held manufacturing and distribution company. Between, 2000 and 2002 Mr. Stark served as Chief Financial Officer for Venus Exploration, Inc., a publicly held exploration company. Prior to joining TXCO, Mr. Stark provided financial consulting and advisory services to a privately held distribution company. He received a Bachelor of Business Administration degree from the University of Texas at Austin in 1977 and a Master of Business Administration degree from Southern Methodist University in 1978.

(4)

Mr. Thomae was named Vice President of Capital Markets in June 2003 with responsibilities for the Company's financial markets and investment community contacts, investor relations and corporate communications. He continues to serve as Secretary since March 1997. He served as Chief Financial Officer, Treasurer and Vice President-Finance of the Company from September 1996 through June 2003. From September 1995 through September 1996 he was a consultant to the Company in a financial management capacity. From 1989 through 1995 Mr. Thomae was self-employed as a management consultant primarily involved in the development of domestic and international oil and gas exploration projects and the marketing of refined products. He received a Bachelor of Business Administration degree in accounting, with honors, from the University of Texas at Austin in 1974.

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(5)

Mr. Russell has served as Vice President and General Counsel of the Company since March 2006. Mr. Russell joined TXCO from Barton, Schneider, Russell & East L.L.P., a San Antonio-based law firm where he was Managing Partner. He has 33 years of legal experience with an emphasis on the energy industry and corporate law, including 22 years as lead outside counsel to TXCO. Mr. Russell holds Bachelor of Arts and Doctor of Jurisprudence degrees from the University of Texas at Austin.

(6)

Mr. Sartor has served as Controller of the Company since April 1997. A Certified Public Accountant since 1980, Mr. Sartor operated a private practice from 1989 through March 1997. Mr. Sartor received a Bachelor of Business Administration degree from the University of Texas at Austin in 1974 and a Master of Business Administration degree from the University of Texas at San Antonio in 1990.

EXECUTIVE COMPENSATION

Report of the Compensation Committee and the Board of Directors

          The following report of the Board of Directors and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Board Compensation Report on Executive Compensation

          The Compensation Committee of the Board of Directors reviews and approves the payment of compensation to all employees of the Company or its subsidiaries. The Committee consists of five members, all being independent directors. In addition, the Committee approves all incentive compensation plans including, without limitation, bonus plans, stock option plans and key employee compensation agreements. The Committee administers stock options granted under all stock compensation plans. The executive compensation policies and practices are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals. Compensation of the executive officers of the Company is primarily comprised of base salary, long-term equity incentives, and miscellaneous other fringe benefits.

Compensation Philosophy and Objectives

          Base Salary: The base salaries of the executive officers are established at levels deemed appropriate to attract and retain qualified executives who are instrumental in helping the Company achieve its business objectives. In establishing salaries, the Compensation Committee considers the recommendations of management, the amount and degree of responsibilities of the executive officers, the salaries of others similarly situated within the Company, the recent performance in the executive's areas of responsibility, and any changes in the cost-of-living. The Company also considers the competitiveness of the entire compensation package in determining the level of salaries. The salaries of the executive officers are reviewed annually and reflect the performances of the past year. As a result, the salaries received in 2004 reflected the individual performances in 2003 for officers with the Company during that year.

          Stock Incentive Plans: The 1995 Flexible Incentive Plan expired in April of 2005, and the 2005 Stock Incentive Plan was approved by the shareholders at their annual meeting in May, 2005. Both plans were designed to align the long-term interests of key employees with shareholders. The Plans, in aggregate, set aside 10% of outstanding, currently 3,286,223 shares, of the Company's Common Stock to be available to be offered to employees of the Company as a long-term incentive. The exercise price of such options may not be less than 100% of the fair market value per share of the Common Stock on the date of the grant. The number of options granted to any individual is dependent on the individuals' level of responsibility and ability to influence the performance of the Company. In January 2006 the Board of Directors determined to begin using its authority under the 2005 Stock Incentive Plan to issue grants of restricted common stock in lieu of stock options. Through March 31, 2006, a total of 349,000 shares of restricted stock were issued to employees and Directors. The Compensation Committee administers all stock compensation plans.

          Fringe Benefits: From time to time, the Company makes available to employees and executives certain other fringe benefits. The Company may provide club memberships, tickets to sporting or cultural events, tickets to community events, etc. To the extent that such items are taxable to the individual they are considered to be part of the individual's compensation package.

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Executive Compensation

          In January 2006, the base salary compensation of Mr. James E. Sigmon, the Chief Executive Officer ("CEO"), was increased to a minimum of $260,000 per year, from the previous $210,000 per year, subject to terms specified in an employment agreement with the Company, as amended in 1994. The Compensation Committee evaluates the CEO's contribution to the Company's long-term financial and non-financial objectives. In addition, the Committee evaluates the performance of the CEO based upon a variety of factors including the Company's earnings per share, enhancement of asset values and quality and the extent to which business plan goals are met or exceeded. The Committee does not assign relative weights to any of the foregoing factors, but instead makes a subjective determination based upon a consideration of all such factors.

          During 1998, the CEO was awarded non-qualified incentive stock options to purchase 600,000 shares at 110% of current market price at date of grant, under the terms of the 1995 Flexible Incentive Plan. The stock options vest and are exercisable in specified amounts upon the Company's common stock attaining the following price levels: 200,000 shares at $5.00, 100,000 shares at $7.50, 100,000 shares at $10.00, 100,000 shares at $12.50 and 100,000 shares at $15.00. During 2002, the $5.00 and $7.50 levels were achieved and those shares vested and became exercisable. In the first quarter of 2006, the $10.00 and $12.50 levels were achieved and those shares became exercisable. During 1996, The Board of Directors granted to the CEO a one percent (1%) overriding royalty interest, effective September 1, 1996, under all oil and gas leases that the Company has acquired or acquires while the CEO continues to serve in that capacity, proportionately reduced to the Company's interest in such leases. Under the terms of the Change of Control letter agreement entered into in 2003, and amended in 2004, Mr. Sigmon would receive three times his annual salary should a change of control, as defined in the agreement, occur.

          In summary, based on the performance of the Company during the past several years, and in light of their efforts put forth directing the Company, the Compensation Committee and the Board have determined that the compensation paid to the CEO, as described in the Summary Compensation Table below, as well as compensation paid to other Company officers, serve the best interests of the Company's Shareholders and continue to emphasize programs that they believe positively affect Shareholder value. This report is submitted by:

The Exploration Company Compensation Committee 2005 Members
Michael J. Pint, Stephen M. Gose, Jr., Robert L. Foree, Jr., Dennis B. Fitzpatrick, Jon Michael Muckleroy

The Exploration Company Board of Directors 2005 Members
Stephen M. Gose, Jr., James E. Sigmon, Michael J. Pint, Robert L. Foree, Jr., Alan L. Edgar, Dennis B. Fitzpatrick, Jon Michael Muckleroy.

          Comparative Performance Graph. The following graph compares the performance of the Company's common stock for the five-year period commencing December 31, 2000 to (i) the NASDAQ market composite index ("NASDAQ-US") and (ii) NASDAQ exploration and production companies comprised of approximately 30 active companies which trade on either the NASDAQ National Market System or the NASDAQ Small-Cap Market. The graph assumes that a $100 investment was made in the Company's common stock and each index on December 31, 2000, and that all dividends were reinvested. Also included are the respective investment returns based upon the stock and index values as of the end of each year during such five-year period. The information was provided by the Center for Research in Security Prices ("CRSP") of The University of Chicago Graduate School of Business. The index of exploration and production companies used includes all available NASDAQ stocks under SIC codes 1310-19 (companies engaged in oil and gas exploration and production operations) actively traded on NASDAQ during the comparative term. The list of comparative companies is available to shareholders directly from CRSP or may be obtained at no cost by contacting the Company and requesting the information.

	Date	Company Index	Market Index	Peer Index

	12/31/01	72.2	79.3	74.9
	12/31/02	101.4	54.8	74.4
	12/31/03	207.7	82.0	131.4
	12/31/04	215.1	89.2	204.0
	12/31/05	219.9	91.1	314.7

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COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

          Compensation Committee Interlocks and Insider Participation. There are no interlocks between the members of the Board of Directors and other corporations nor any material transactions between the Company and such members.

          Summary Compensation Information. The following table contains certain information for each of the calendar and fiscal years ended as indicated with respect to the chief executive officer and those executive officers of the Company as to whom the total annual salary and bonuses exceed $100,000:

SUMMARY COMPENSATION TABLE

Year	Other Annual	All Other
Ended	Salary	Bonus	Compensation	Compensation

James E. Sigmon	12/31/05	210,000	67,500	(1)(2)	1,058,471	588
President & CEO	12/31/04	210,000	8,750	(1)	510,940	688
12/31/03	210,000	8,750	(1)	434,820	671

Roberto R. Thomae	12/31/05	150,000	27,500	(2)	212,875	392
VP - Capital Markets &	12/31/04	150,000	6,250	-0-	242
Corporate Secretary	12/31/03	150,000	6,250	-0-	235

P. Mark Stark	12/31/05	138,000	36,000	-0-	321
VP & CFO	12/31/04	130,000	5,500	-0-	130
12/31/03	63,000	5,000	-0-	126

James J. Bookout	12/31/05	125,400	35,450	-0-	298
VP & COO	12/31/04	123,500	5,225	-0-	79
12/31/03	109,463	4,750	-0-	77

Richard A. Sartor	12/31/05	107,220	8,935	(2)	90,375	227
Controller	12/31/04	106,050	4,467	-0-	144
12/31/03	100,200	4,175	-0-	141

(1) Includes income from overriding royalty interests in Company oil and gas properties: 2005 -- $677,471; 2004 & 2003 -- all.
(2) Includes value realized on exercise of stock options: Sigmon -- $381,000, Thomae and Sartor -- all.

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OPTION GRANTS IN LAST FISCAL YEAR

% of Total Options
Granted to	Exercise	Grant Date
# Options	Employees	Price	Expiration	Value Per
Name	Granted	In Fiscal Year	Per Share	Date	Share

N/A -- No stock options were granted during fiscal year 2005.

AGGREGATED OPTION ACTIVITY IN LAST FISCAL YEAR

(1)	Number of	Value of
# Shares	Value	Unexercised Options/SARs	Unexercised Options/SARs (2)

Name	Exercised	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

James E. Sigmon (3)	100,000	381,000	300,000	300,000	$1,300,500	$1,300,500
P. Mark Stark	N/A	N/A	37,500	12,500	70,250	18,250
James J. Bookout	N/A	N/A	37,500	12,500	70,250	18,250
Roberto R. Thomae	50,000	212,875	125,000	N/A	528,750	-
Richard A. Sartor	25,000	90,375	40,000	5,000	115,600	7,300

(1)	Value realized for exercised options calculated as the difference between the closing stock price on the exercise date and the option price.
(2)	Value of unexercised options calculated as the difference in the stock price at period end and the option price.
(3)

300,000 of Mr. Sigmon's unexercised options were exercisable as of December 31, 2005, and the remaining 300,000 options vest and are exercisable in specified amounts upon the Company's common stock attaining the following price levels: 100,000 shares at $10.00; 100,000 shares at $12.50 and 100,000 shares at $15.00. In the first quarter of 2006, 100,000 shares each vested as the stock price surpassed $10.00 and $12.50, respectively.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)

(a)	(b)	(c)
Equity compensation plans approved by security holders	1,253,750	$2.86	981,189
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	1,253,750	$2.86	981,189

Employment Agreement. In October 2005, the Compensation Committee of the Board of Directors voted to amend an employment agreement with its President, Mr. James E. Sigmon effective in January 2006, setting his salary at a minimum of $260,000 annually. During fiscal 2005, Mr. Sigmon's salary was $210,000. In 1996, under the terms of the employment agreement, Mr. Sigmon was granted a one percent (1%) overriding royalty interest in all oil and gas leases acquired by the Company during his term as President, proportionately reduced to the Company's interest in such leases. Mr. Sigmon's Employment Agreement is terminable upon 90 days notice but his right to the overriding royalty interest is vested and cannot be terminated. Under the terms of the Change of Control letter agreement, Mr. Sigmon would receive three times his annual salary should a change of control, as defined in the agreement, occur.

Certain Relationships And Related Transactions. Effective in March 2006, we hired Mr. M. Frank Russell as Vice President and General Counsel. Mr. Russell had been Managing Partner with Barton, Schneider, Russell & East, L.L.P. ("BSRE"). Mr. Russell, while at BSRE, served as our lead outside counsel. In 2005, we paid BSRE over $248,000 in legal fees, of which approximately $166,000 was allocated by BSRE to Mr. Russell. Additionally, in the first two months of 2006 BSRE allocated over $25,000 of the fees we paid them to Mr. Russell out of approximately $33,000 we paid BSRE.

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PROPOSAL II --

          The Board of Directors has appointed Akin, Doherty, Klein & Feuge, P.C. ("Akin Doherty") as independent certified public accountants for the Company for calendar year 2006. Akin Doherty has acted in the same capacity since 1995.

          A representative of Akin Doherty is expected to attend the Meeting, will have the opportunity to make a statement if he decides to do so, and will be available to answer questions. Although law does not require the submission of this matter to the shareholders, the Board of Directors will reconsider its selection of independent accountants if this appointment is not ratified by the shareholders. Ratification will require the affirmative vote of the majority of the shares of Common Stock represented at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
RATIFICATION OF THE AUDITORS.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

          It is anticipated that the 2007 Annual Meeting of Shareholders will be held on May 11, 2007. Proposals of shareholders intended to be presented at the 2007 Annual Meeting must be received in writing by the Secretary of the Company at its principal offices, 500 North Loop 1604 East, Suite 250, San Antonio, Texas, 78232, not earlier than January 30, 2007 nor later than March 1, 2007.

OTHER MATTERS

          No other business other than the matters set forth in this Proxy Statement is expected to come before the meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the Meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event that any of the nominees for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies in the accompanying proxy will vote or refrain from voting for other persons in their place in what they consider the best interests of the Company.

The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

/s/ Roberto R. Thomae

Corporate Secretary and
Vice President - Capital Markets

April 13, 2006
San Antonio, Texas

          STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OWNED, TO VOTE BY TELEPHONE, INTERNET OR TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY IS GREATLY APPRECIATED.

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